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                                                                    Exhibit 23.5
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                       CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Starwave Corporation:

We consent to the incorporation by reference in the registration statement on Form S-8 dated January 20, 1999 of Infoseek Corporation of our report dated February 7, 1997, with respect to the balance sheet of Starwave Corporation as of December 31, 1996, and the related statements of operations, shareholders' deficit, and cash flows for the year then ended.


                                        /s/ KPMG LLP

Seattle, Washington
January 20, 1999